UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):     February 13, 2017

TRANSCONTINENTAL REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On February 13, 2017, Southern Properties Capital LTD, a British Virgin Islands corporation ("Southern"), filed a final prospectus with the Tel Aviv Stock Exchange LTD (the "TASE") for an offering and sale of nonconvertible Series A Bonds (the "Debentures"), to be issued by Southern, which is an indirect subsidiary of Transcontinental Realty Investors, Inc. ("TCI"). Southern, in turn, wholly owns interest in other entities, which, in turn, are the principal owners of various residential and commercial properties located in the south and southwestern portions of the United States. The Debentures are unsecured obligations of Southern. On February 14, 2017, Southern commenced the institutional tender of the Debentures and has accepted application for 276 million Israeli, new Shekels (approximately $73,651,065 USD, based on current exchange rate of 3.7474 Shekels to the U. S. Dollar) in both institutional and public tenders, at an annual interest rate averaging approximately 7.38%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 15, 2017	TRANSCONTINENTAL REALTY INVESTORS, INC. By: /s/ Gene S. Bertcher Gene S. Bertcher, Executive Vice President and Chief Financial Officer